UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously disclosed in the Current Report on Form 8-K (the “Current Report”) filed by Intuitive Surgical, Inc. (the “Company”) on February 1, 2016, on January 28, 2016, Mr. Keith R. Leonard, Jr. was appointed to the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board, effective as of such date.
In addition to the compensation previously disclosed in the Current Report, on January 28, 2016, Mr. Leonard was granted an option to purchase 100 shares of the Company’s common stock and 100 restricted stock units, pursuant to the Company’s Non-Employee Directors’ Stock Option Plan and 2010 Incentive Award Plan, respectively. Each award will vest fully on the first annual anniversary of the date of grant, subject to Mr. Leonard’s continued service to the Company through such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: February 12, 2016	By	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Senior Vice President and Chief Financial Officer